ADMA Biologics Completes Acquisition of Biotest’s Therapy Business Unit Assets

Transaction Creates Vertically Integrated Commercial Plasma Products Company

Combined Entity has Multi-Faceted Revenue Generation Platform with FDA Licensed Products, Source Plasma Collection and Contract Manufacturing Opportunities

ADMA Remains Focused on Refiling BLA for Company’s Primary Immunodeficiency Disease Treatment, RI-002

RAMSEY, N.J. – June 6, 2017 – ADMA Biologics, Inc. (NASDAQ: ADMA), a late-stage biopharmaceutical company that develops, manufactures and commercializes specialty plasma-based biologics for the proposed treatment of immune deficiencies and prevention of certain infectious diseases, announced today that its acquisition of the assets of Biotest Pharmaceuticals Corporation’s Therapy Business Unit (BTBU) has been completed. ADMA has assumed operational control of the assets and has formally commenced integration activities.

As a result of this transaction, ADMA has acquired two U.S. Food and Drug Administration (FDA) licensed products, Nabi-HB™ (Hepatitis B Immune Globulin, Human) and BIVIGAM™ (Immune Globulin Intravenous, Human), manufacturing and testing operations consisting of two facilities totaling approximately 126,000 square feet on approximately 15 acres of land located in Boca Raton, Florida and has received $27.5 million in cash ($15.0 million of which is in the form of a subordinated loan from Biotest Pharmaceuticals Corporation), with an additional $12.5 million commitment from Biotest Pharmaceuticals Corporation to invest in future ADMA equity financings.

“We are very excited to have completed this acquisition of BTBU’s assets. We now have the authority to be in direct communication with the FDA in order to further support our efforts to remediate the outstanding BTBU warning letter,” stated Adam Grossman, President and Chief Executive Officer of ADMA Biologics. “Upon the resolution of the warning letter, we will have the opportunity to refile our Biologics License Application (BLA) for RI-002, which we believe has the potential to create significant stockholder value. In addition, we look forward to having the opportunity to generate accretive revenues through the assets acquired, as well as leveraging our industry expertise to drive further product utilization and market penetration.”

About ADMA Biologics, Inc. (ADMA)

ADMA is a late-stage biopharmaceutical company that develops, manufactures and intends to commercialize specialty plasma-based biologics for the proposed treatment of Primary Immune Deficiency Disease (PIDD) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patent 9,107,906 relating to certain aspects of its product candidate. ADMA has announced the closing of the acquisition to acquire certain assets from Biotest Pharmaceuticals Corporation (BPC) which occurred on June 6, 2017. For more information, please visit www.admabiologics.com.

About RI-002
ADMA's lead product candidate, RI-002, is a specialty plasma-derived, polyclonal, intravenous immune globulin (IGIV) derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, cytomegalovirus (CMV), measles, tetanus, etc.) as well as plasma from donors tested to have high levels of neutralizing antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty intravenous immune globulin (IGIV) product for treatment of patients diagnosed with PIDD. Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies present in RI-002 support its ability to prevent infections in immune-compromised patients.

About Biotest Pharmaceuticals Corporation

Biotest Pharmaceuticals Corporation is a wholly-owned subsidiary of Biotest AG, a German global provider of plasma products. Biotest Pharmaceuticals Corporation, a leader in the collection of source plasma, owns and manages twenty-two plasmapheresis centers across the United States. Biotest Pharmaceuticals Corporation is committed to serving the thousands of patients worldwide who rely on plasma-based therapies. Biotest Pharmaceuticals Corporation's team of over 800 employees is part of Biotest AG's global workforce of more than 2,500 associates worldwide. To learn more about Biotest Pharmaceuticals Corporation, its plasma centers, and the difference they make in the lives of patients and the healthcare community, please visit them at www.biotestpharma.com and www.biotestplasma.com.

About Biotest AG

Biotest AG is a provider of plasma proteins and biological drugs. With a value added chain that extends from pre-clinical and clinical development to worldwide sales, Biotest AG has specialised primarily in the areas of clinical immunology, haematology and intensive medicine. Biotest AG develops and markets immunoglobulins, coagulation factors and albumins based on human blood plasma. These are used for diseases of the immune and haematopoietic systems. In addition, Biotest AG develops monoclonal antibodies in the indications of cancer of plasma cells and systemic lupus erythematosus which are produced by recombinant technologies. Biotest AG has more than 2,500 employees worldwide. The preference shares of Biotest AG are listed in the SDAX on the Frankfurt stock exchange. For more information, please visit www.biotest.com/.

In March 2017, it was announced that Creat Group Corporation, an investment firm (“Creat Group”), has agreed to acquire Biotest AG in a tender offer. The transaction is expected to be valued at approximately $1.3 billion. Pursuant to the transaction, Creat Group will acquire all of Biotest AG’s common shares at a price per share of $30.93 and all of Biotest AG’s preference shares at a price per share of $20.62. The transaction is subject to final negotiations of a business combination agreement and an agreement with Biotest AG's majority shareholder, OGEL GmbH, as well as finalization of due diligence and the required financing measures. There can be no assurance that a final agreement between the two parties will be reached or that any such offer will be made.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements relating to our beliefs regarding our ability to generate accretive revenues through the assets acquired, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and statements regarding the proposed acquisition of Biotest AG by the Creat Group and the timing and effect thereof. These forward-looking statements also involve risks and uncertainties concerning the anticipated benefits and synergies of the transaction described herein, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the transaction described herein; the ability of ADMA to successfully integrate the acquired therapy business, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing, among others. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com